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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):              February 14, 1997



                       REAL ESTATE ASSOCIATES LIMITED III
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)



       California                    2-68983                   95-3547611
     ---------------               ------------              --------------
     (State or other               (Commission               (IRS Employer
     jurisdiction of               File Number)              Identification
     incorporation)                                              Number)



                            9090 Wilshire Boulevard
                                   Suite 201
                        Beverly Hills, California 90211
                     --------------------------------------
                     Address of Principal Executive Offices



Registrant's telephone number, including area code:         310/278-2191
                                                            ------------





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ITEM 5.  OTHER EVENTS.

         The Registrant recently became aware through several of its Limited Partners that an entity identified as Equity Resource Fund XX was apparently conducting a tender offer for Units in the Registrant pursuant to an "Offer to Purchase," dated February 7, 1997 and expiring March 7, 1997. Registrant has no further information about this "Offer to Purchase" or Equity Resource Fund XX. Within days of confirming that Limited Partners were receiving the "Offer to Purchase," the General Partners, on behalf of the Registrant by letter transmitted on or about February 14, 1997, advised the Limited Partners that the General Partners expressed no opinion regarding this offer, but urged the Limited Partners to consult with their tax advisors about the tax consequences that could result from a sale of their Units. Copies of the "Offer to Purchase" and the Registrant's letter are attached hereto as exhibits.





                                    EXHIBITS


         The following exhibits are attached to this Current Report and thereby made a part thereof:

                 1. Copy of the Equity Resource Fund XX "Offer to Purchase" documents as received from Registrant's Limited Partners.

                 2. Copy of Registrant's letter to the Limited Partners, transmitted on or about February 14, 1997.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  February 25, 1997

                                   REAL ESTATE ASSOCIATES LIMITED III,
                                   A CALIFORNIA LIMITED PARTNERSHIP

                                   BY:  NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                                        A CALIFORNIA CORPORATION,
                                        A GENERAL PARTNER


                                        BY:  /S/ MARK L. WALTHER
                                             ----------------------------------
                                             ITS:  EXECUTIVE VICE PRESIDENT
                                                   AND GENERAL COUNSEL





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